Exhibit 10.50
Capital Contribution Agreement

This Agreement is made as of the 4 day of June, 2008 by and between Rentar Logic, Inc., a Delaware corporation (“Rentar Logic”), Rentar Environmental Solutions, Inc., a Delaware corporation (“Rentar”), and NuState Energy Holdings, Inc., a Nevada corporation (“NuState”) (collectively the “Parties”).

WHEREAS Rentar Logic, Rentar, and NuState entered into that certain April 10, 2008 Software Transaction Agreement;

WHEREAS, the Parties wish to provide for certain aspects of the Capital Contributions referred to in the April 10, 2008 Software Transaction Agreement executed by Rentar Logic;

NOW THEREFORE, it is agreed that:

Contribution Account.  (a.) Rentar Logic shall maintain a capital account for each of Rentar and of NuState which shall account for the US$18,000 per month cash capital contribution made by Rentar pursuant to Paragraph 2 of the “Financial Contributions to Newco” Section in the April 10, 2008 Software Transaction Agreement and by NuState pursuant to Paragraph 3 of the “Financial Contributions to Newco” Section in the April 10, 2008 Software Transaction Agreement, (collectively, the “US$18,000 Monthly Obligations”).

(b.) Capital raised during any month will first be applied proportionately against Rentar’s and/or NuState’s US$18,000 Monthly Obligations.

(c.) If sufficient Capital is not raised during any month and Rentar pays all or part of NuState’s US$18,000 Monthly Obligation for any month on NuState’s behalf (“Rentar’s Payment on Behalf of NuState”) , the then outstanding balance of the US$3,000,000 payment obligation referenced in the “Intellectual Property Transferred to Newco” section of the pursuant to Paragraph 2 of the “Financial Contributions to Newco” Section of the April 10, 2008 Software Transaction Agreement shall be reduced by the amount of Rentar’s Payment on Behalf of NuState.

(d.) Once the outstanding obligation balance of the US$3,000,000 payment obligation referenced in the “Intellectual Property Transferred to Newco” section of the April 10, 2008 Software Transaction Agreement is paid in full, any and all funds advanced by Rentar to Rentar Logic shall be loans payable to Rentar on terms agreed to by the Parties.

IN WITNESS WHEREOF, the parties hereto have executed this binding Agreement as of the day and year first above written.

WITNESSES	Rentar Logic, Inc., a Delaware corporation
/s/ Richard Hersh	By:	/s/ Joel Ratner
/s/ Richard Warner	Authorized Representative

/s/ Richard Hersh	By:	/s/ Frank Reilly
/s/ Richard Warner	Shareholder: NuState Energy Holdings, Inc.
	By:	Frank Reilly

/s/ Richard Hersh	By:	/s/ Joel Ratner
/s/ Richard Warner	Shareholder: Rentar Environmental Solutions, Inc.
	By:	Joel Ratner